Exhibit (d)

August 31, 2020

Citibank, N.A. – ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Citibank, N.A., as Depositary (the “Depositary”), for the purpose of registering under the U.S. Securities Act of 1933, as amended, 100,000,000 American Depositary Shares (the “ADSs”) to be issued under the Deposit Agreement, by and among Citibank, N.A., as Depositary, Compass Pathways plc, a public limited company incorporated under the laws of England and Wales, and its successors (the “Company”), and all Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the “Deposit Agreement”). Each ADS will represent the right to receive, subject to the terms and conditions of the Deposit Agreement, the laws of England and Wales and, if applicable, the American Depositary Receipt (“ADR”) evidencing such ADS, one (1) ordinary share, with a nominal par value £0.001 per share, of the Company (the “Shares”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement will have been duly executed, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) evidencing the ADSs.

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Jean-Claude Lanza
A Member of the Firm